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EXHIBIT 5.1

[LOEB & LOEB LLP LETTERHEAD]






                                January 31, 2005

Comtech Group, Inc.
Room 1001, Tower C, Skyworth Bldg.
High Tech Industrial Park
Nanshan, Shenzhen 5180 PRC

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Comtech Group, Inc. (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate 12,080,834 shares of Common Stock, $.01 par value (the "Shares") for resale by certain selling shareholders named therein (the "Selling Shareholders").

         We have examined and relied upon the Registration Statement and related Prospectus; the Company's Articles of Incorporation, as amended, and By-laws, as amended, each as currently in effect; and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, have been duly and validly authorized and issued and are fully paid and non-assessable.



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LOEB & LOEB, LLP


Comtech Group, Inc.
January 31, 2005
Page 2




         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                             Sincerely,

                                             /s/ Loeb & Loeb LLP

                                             Loeb & Loeb LLP